Exhibit 32.2
                                  ------------

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

1. The Company's Form 10-Q Quarterly Report for the period ended January 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ Henry P. Herms
                                        Henry P. Herms
                                        Vice President - Finance and
March 10, 2005                          Chief Financial Officer